SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 30, 2020

DIEGO PELLICER WORLDWIDE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6160 Plumas Street, Suite100 Reno, Nevada	89519
(Address of principal executive offices)	(Zip Code)

(516) 900-3799

(Registrant’s telephone number, including area code)

(Former name if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

The global outbreak of the COVID-19 virus has had an impact on the Company’s efforts to prepare and file its annual report on Form 10-K for the fiscal year ended December 31, 2019.

Members of our management team, including certain of our officers as well as professional staff and consultants are unable to conduct work required to prepare our financial report for the year ended December 31, 2019. As a result, the Company expects to be unable to compile and review certain information required in order to permit the Company to file a timely and accurate annual report on Form 10-K for its year ended December 31, 2019, by the prescribed date without unreasonable effort or expense due to circumstances related to COVID-19.

On March 4, 2020, the Securities and Exchange Commission (the "SEC") issued an Order under Section 36 (Release No. 34-88318) of the Securities Exchange Act of 1934 ("Exchange Act") granting exemptions from specified provisions of the Exchange Act and certain rules thereunder (the "Order"). The Order provides that a registrant (as defined in Exchange Act Rule 12b-2) subject to the reporting requirements of Exchange Act Section 13(a) or 15(d), and any person required to make any flings with respect to such a registrant, is exempt from any requirement to file or furnish materials with the Commission under Exchange Act Sections 13(a), 13(f), 13(g), 14(a), 14(c), 14(f), 15(d) and Regulations 13A, Regulation 13D-G (except for those provisions mandating the fling of Schedule 13D or amendments to Schedule 13D), 14A, 14C and 15D, and Exchange Act Rules 13f-1, and 14f-1, as applicable, where certain conditions are satisfied.

The Company is relying on this SEC Order for filing of this Form 8-K on March 30, 2020, the original filing deadline of the report and expects to file its annual report on Form 10-K approximately 45 days after March 30, 2020.

The Company is providing the following risk factor for its ongoing business operations:

Acts of war, terrorism, other acts of violence or natural or manmade disasters such as a global pandemic may affect the markets in which the Company operates, the Company's customers, the Company's delivery of products and customer service, and could have a material adverse impact on our business, results of operations, or financial condition.

The Company's business as the lessor of three (3) retail cannabis facilities in the State of Colorado, may be adversely impacted by uncertainty, disruption or destruction in the U.S. region in which it operates, regardless of cause, including war, terrorism, riot, civil insurrection or social unrest, and natural or manmade disasters, including famine, food, fire, earthquake, storm or pandemic events and spread of disease (including the recent outbreak of the coronavirus commonly referred to as "COVID-19"). Such events, including but not limited to the current travel restrictions and social distancing in our markets may cause retail customers of our lessees and sublessees to delay their purchases of their cannabis products. Under the current COVID-19 pandemic and other potential protective quarantine measures against COVID-19 by governmental agencies, may increase the difficulty and could make it impossible for our lessees and sublessees to respond timely to our requests. Significant disruption to the retail sales and procedures mandated by local governing agencies and with skeleton staffing of our lessees offices, has limited and delayed the ability to respond to our audit inquiries. All of the foregoing potential events, and to the extent to which COVID-19 impacts the Company's leasehold interests, will depend on future developments, which are highly uncertain and cannot be predicted.

We believe the novel coronavirus (COVID-19) has negatively affected our management operations necessary to prepare and maintain accurate accounting and reporting, and could continue to do so in the foreseeable future. In addition, third party contractors engaged in preparing the financial statements including our indipendant auditors have also been impacted by COVID-19 and these regulatory mandates. The coronavirus has resulted in restrictions, postponements and cancelations and the impact, extent and duration of the government-imposed restrictions on travel and public gatherings as well as the overall effect of the COVID-19 virus is currently unknown.

The ongoing circumstances resulting from the COVID-19 virus outbreak magnify the challenges faced from our continuing efforts to introduce and sell our products in a challenging environment and could have an impact on our business and financial results.

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CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Exchange Act. The forward-looking statements in this Current Report on Form 8-K are not historical facts, do not constitute guarantees of future performance, and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. Any forward-looking statements in this Current Report on Form 8-K do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially and Registrant assumes no obligation to update any forward-looking information contained in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIEGO PELLICER WORLDWIDE, INC.

Dated: March 30, 2020	By:	/s/ Christopher D. Strachan
Christopher D. Strachan
Chief Financial Officer

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